UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 17, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey		07008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐             Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Separation Agreement

On December 17, 2005, Pathmark Stores, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Herbert Whitney, Executive Vice President – Merchandising and Logistics, of the Company. Under the Separation Agreement, in exchange for his general release of claims against the Company, Mr. Whitney is entitled to receive aggregate severance payments of approximately $650,000, title to the company car provided to him during his employment, payment of certain legal expenses, and, subject to his payment of the share of premiums paid by active employees, continuation of certain health and welfare benefits for a period of up to four years. The Separation Agreement is included herewith as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Separation Agreement is qualified in its entirety by referring to the full text of such agreement.

Item 1.02. Termination of a Material Definitive Agreement

On December 17, 2005, the Company entered into the Separation Agreement with Herbert Whitney terminating Mr. Whitney’s employment agreement with the Company, dated as of December 12, 2002. The employment agreement is included herewith as Exhibit 10.5 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

10.1	Separation Agreement dated as of December 17, 2005 between Herbert Whitney and Pathmark Stores, Inc.

10.2	Employment Agreement dated as of December 12, 2002 between Herbert Whitney and Pathmark Stores, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: December 22, 2005	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

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